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                            CONSENT OF LORENZO VANORE



          I consent to the reference to me as a person to be appointed an Officer of TAM RESTAURANTS, INC., under the caption "Management" in the Prospectus included in the Registration Statement on Form SB-2 of TAM RESTAURANTS, INC.



New York, New York
January 8, 1998


/s/ Lorenzo Vanore
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Lorenzo Vanore